Exhibit 99

                                              Accord Advanced Technologies, Inc.
                                                                 5002 S. Ash Ave
                                                                 Tempe, AZ 85282
                                                                    480.820.1400
                                                                Fax 480.820.2319

                       Accord Advanced Technologies, Inc.
              Announces Proposed Merger, Resignation of its CEO and
                         Appointment of New Management


For Immediate Release

Tempe, AZ, February 12, 2001 - Accord Advanced Technologies, Inc. (OTCBB: AVTI) announces the recently executed agreement to acquire National Capital Corporation of DE ("NCC") in a merger transaction. NCC recently acquired a project management engineering and staffing company (ST2EP) which was warranted by the sellers as having a $515 million backlog with a projected EBIT over the 15 months from September 30, 2000 of $12 million.

The AVTI transaction is subject to certain conditions that AVTI creditors are required to approve as a condition precedent to the merger being completed. The ST2EP transaction is subject to AVTI's receipt of ST2EP's final 1999 and 2000 audited financial statements to validate its representations.

The transaction was arranged by Return on Equity Group, Inc. and its affiliates ("ROE"), a twenty year old private merchant bank. Over the last 20 years, ROE has purchased an average of 10 companies per year. ROE has agreed to provide merger and acquisition services to NCC and AVTI on an exclusive basis. The ROE partners have a substantial equity position in NCC and will have a substantial equity position in AVTI.

Effective with the transaction, Travis Wilson resigned from the AVTI Board of Directors. However, he will continue with his responsibilities to operate the subsidiary (Accord SEG). The Board and Officers of AVTI are Joseph G. Kilraine, Chairman, Dr. John J. Stanulonis, CEO and Carl P. Ranno, Esq., Secretary. These officers and directors will serve without compensation at this time. Both Mr. Kilraine and Dr. Stanulonis are also officers and directors of ROE. Until such time as AVTI begins compensating them, they will receive compensation from ROE as a percentage of the fees received for M&A services to ROE's clients which may include AVTI and NCC.

Mr. Kilraine, the newly elected Chairman of the Board of AVTI said, "the marriage of AVTI and NCC should create a bright future for AVTI and its shareholders."

The Board of Directors of NCC is comprised of Joseph G. Kilraine, Michael A. Porter, Gregory T. LaLonde and John J. Stanulonis.

Joseph G. Kilraine, Chairman of the Board of Directors of AVTI holds a BS in Chemical Engineering from Bucknell University (1972), MS degrees in Chemical & Polymer Engineering from Lehigh University (1976) and an MBA from the University of Scranton (1974). He joined Return on Equity Group, Inc. (ROE) in 1998. For thirteen years, prior to joining ROE, he served as Senior Operations Consultant to many Fortune 500 corporations and is highly experienced in resolving "performance critical" situations and business turnarounds, including extensive assignments at Occidental Petroleum Corporation wherein he accomplished major re-engineering of its various manufacturing and operating divisions and Corporate Engineering Group (capital budget in excess of $500 million). Earlier he held numerous senior-operating positions in the US and internationally in the chemical and process industries, including over eleven years in top management positions at Olin Corporation. In addition to Mr. Kilraine's expertise in operations and as an accomplished business turnaround specialist, he is proficient in strategic business assessment and completing tailored strategic alliances, mergers and acquisitions.

Dr. John J. Stanulonis, Chief Executive Officer and Member of the Board of Directors of AVTI holds an MBA from Case Western Reserve University (1983), Post-Doctoral Fellowship in Chemical Engineering-Synthetic Fuels (1976), and Ph.D. in Physical Organic Chemistry from the University of Delaware (1975), and a BA in Chemistry from the University of Pennsylvania (1968). Dr. Stanulonis joined ROE in 2000. Prior to joining ROE, he served as President of several subsidiaries of Cambrex Corporation, a 500,000 million dollar supplier of products and services to the life sciences industries. He was responsible for the largest hazardous waste treatment, storage and disposal facility in the northeast for Chemical Waste Management. He was responsible for a $30 million catalyst and specialty minerals business marketing to international fats and oils, chemical and desiccant customers for The Harshaw/Filtrol Partnership, a joint venture between Kaiser Aluminum and Chemical Company and Chevron Oil. Through research and research management he developed new catalysts systems, resulted in 11 patents for Gulf Oil Research Company.

Carl P. Ranno, Esq. continues on as an AVTI Board of Directors member and Secretary. Mr. Ranno received a degree in Economics from Xavier University in Cincinnati, OH and his Juris Doctor from the University of Detroit School of Law. Mr. Ranno spent many years in the practice of law, which included the fields of litigation as well as mergers and acquisitions. He maintains his license to practice law in the State of Michigan and is admitted to practice in the federal courts located in Michigan, the Sixth Circuit Court of Appeals, the US Tax Court and the US Supreme Court. Mr. Ranno advises companies as to legal issues and as well as strategic planning and mergers and acquisitions. From 1992-1996 he was the president of Pollution Controls International Corp. which marketed and manufactured a patented after market automotive environmental product. The operating subsidiary was voluntarily placed in Bankruptcy in 1996. Ultimately, the parent merged with another company and Mr. Ranno has no further contact with it.

Michael A. Porter, Chief Executive Officer & President of National Capital Corporation, has over 28 years of experience in the hydrocarbon processing and industrial gasses industries, including direct experience in financial and business management, international business development, strategic planning, marketing, operations, engineering, and research. Prior to founding ST2EP in January, 1998, Mr. Porter was President and Chief Operating Officer of Belcan Corporation, an engineering services company. Previously, Mr. Porter founded Business Development Services, a consulting and strategic development company, where he worked from 1994 to 1995. From 1988 to 1994, Mr. Porter was President and Chief Executive Officer of Generon Systems, ($250 million in revenue) a joint venture between Dow Chemical Company and the BOC Group. From 1986 to 1988, Mr. Porter was Vice-President and General Manager of the BOC Group. From 1985 to 1986, Mr. Porter was Vice-President of Sales and Marketing, where he had global responsibility for British Petroleum New Ventures. Prior to joining British Petroleum, Mr. Porter held various positions of increasing responsibility at Union Carbide Corporation from 1971 to 1985, leaving as the Regional Business and Marketing Manager of a $130 million division. Mr. Porter received a Bachelors of Science in finance/accounting with a minor in chemical engineering in 1971 and a Masters of Business Administration in 1972, both from West Virginia University. Mr. Porter is active in the Construction Industry Institute where he serves on the Board of Advisors and the Globalization Committee, and the Construction Industry President's forum, and on the Strategic Planning Committee, and the Computer Technology Committee.

Gregory T. LaLonde III, Board of Directors of NCC, holds a BS from Xavier University and receiver of Fellowship award in Economics from Xavier. Mr. LaLonde has over 20 years of experience leadership/business ownership experience in highly technical areas, including petrochemical membrane technology and water treatment and purification technologies. Mr. LaLonde has extensive experience and expertise in government businesses and associated support activities. Mr. LaLonde's international experience includes the Pacific Rim, Europe, and South America. Mr. LaLonde is an accomplished leader in finance management and assessment of businesses, including acquisition and divestiture activities. Mr. LaLonde is an active board member for several U.S.-based companies. Mr. LaLonde is owner/operator of CT Chemical, a membrane/cartridge technology, heat treating, supply chain management and warehousing facility. He was President of CWC (Culligan Water) and President of International Ecological Systems.

AVTI is a holding company whose mission is to acquire companies in diverse industries that are consolidating and offer their shareholders the opportunity for substantial capital appreciation. It's wholly owned subsidiary, Accord Semiconductor Equipment Group, has filed for Chapter 11 Bankruptcy and intends to successfully emerge.

Forward Looking Statements. This Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Forward-looking statements usually contain the words "estimate," "anticipate," "believe," "plan," "expect," or similar expressions, and are subject to numerous known and unknown risks and uncertainties. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this Release, including the above matters and in the Company's SEC filings. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements.